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                             AccuStaff Incorporated
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                             AccuStaff Incorporated
                              One Independent Drive
                           Jacksonville, FL 32202-5060

                                      Date





Dear ______________:

         In response to concerns raised by certain of the Company's shareholders regarding the Company's 1995 Stock Option Plan and the proposal to increase the number of shares authorized for such plan at the Company's Special Meeting of Shareholders, the Company's Board of Directors has recently amended the plan (a) to allow only employees to participate and (b) to require the exercise price of any option (incentive stock option or non-incentive stock option) to be not less than 100% of the fair market value of the Company's common stock on the date the option is granted.

                                                     Sincerely,



                                                     ------------------



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                             AccuStaff Incorporated
                              One Independent Drive
                           Jacksonville, FL 32202-5060

                                      Date





Dear ______________:

         This will confirm that AccuStaff's management will recommend to the Compensation Committee of AccuStaff's Board of Directors to consider the following amendments to its Amended and Restated 1995 Stock Option Plan ("Plan"):

          1. Eliminate the Committee's discretion regarding exchange and reprice provisions allowed in Section 4.1 of the Plan;

          2. Restrict the lapse provision allowed in Section 4.1 of the Plan, to circumstances such as change of control, disability, death, and early retirement;

          3. Limit the Committee's discretion outside of an initial three-year period (one-year if the restricted stock reward is performance based) regarding the lapse of restricted stock as provided in
               Section 7.3 of the Plan to circumstances such as change of control, disability, death, and early retirement; and

          4. Eliminate the repricing provision allowed in Section 12.1 of the Plan.

A recent amendment to the Plan, which restricts the Non-Qualified Stock Option strike price to no less than Fair Market Value on the date of grant, is also enclosed for your review.

If you have any questions, please contact me at (904) 360-2575.

                                                     Sincerely,






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                             AccuStaff Incorporated
                              One Independent Drive
                           Jacksonville, FL 32202-5060

                                      Date





Dear ______________:

         As we discussed yesterday, I am providing you a copy of our stock option plan amendment which limits the NSO exercise price to 100% of FMV on the date of grant and also restricts eligible participants to only include employees. If you have any questions or need anything else, please call me at
(904) 360-_______.

                                                     Sincerely,







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                  THIRD AMENDMENT TO THE ACCUSTAFF INCORPORATED
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     This Third Amendment to the AccuStaff Incorporated Amended and Restated 1995 Stock Option Plan (the "Plan") is made effective as of August 6, 1998.

     1. The first sentence of Section 2.2 of the Plan (the "Plan") shall be amended to read as follows:

          "The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees (including employees who are also Directors) of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company."

     2. Article III of the Plan shall be amended to read as follows:

          "The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the plan the Committee determines to be in the best interests of the Company which shall include all employees (including employees who are also Directors), including but not limited to, executive personnel of the Company or any Subsidiary."

     3. Section 6.5 of the plan shall be amended to read as follows:

          "The exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such


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          modification).  The  Exercise  Price of a non  Incentive  Stock Option
          shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted."

                  All the provisions of the Plan not specifically mentioned in this Third Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Third Amendment.

                                           ACCUSTAFF INCORPORATED

                                           By   /s/ Marc M. Mayo
                                            Its: Senior Vice President,
                                                General Counsel & Secretary